Exhibit 5.3

CONSENT OF SHERMAN & HOWARD L.L.C.

We hereby consent to the reference to our firm in the prospectus included in this Amendment No. 1 to the Registration Statement on Form F-10, to be filed with the United States Securities and Exchange Commission, under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the United States Securities Act of 1933, as amended.

/S/ SHERMAN & HOWARD L.L.C.
Sherman & Howard L.L.C.

May 13, 2013

Denver, Colorado